Exhibit 99.2

COMBINED FINANCIAL STATEMENTS

SMI Real Estate, LLC and SMI Operating Company, LLC

Year Ended December 31, 2011

SMI Real Estate, LLC and SMI Operating Company, LLC

Combined Financial Statements

Year Ended December 31, 2011

Contents

Report of Independent Auditors	1

Combined Financial Statements

Combined Balance Sheet	2
Combined Statement of Operations	3
Combined Statement of Changes in Members’ Deficit	4
Combined Statement of Cash Flows	5
Notes to Combined Financial Statements	6

Report of Independent Auditors

To the Members of SMI Real Estate, LLC and SMI Operating Company, LLC:

We have audited the accompanying combined balance sheet of SMI Real Estate, LLC and SMI Operating Company, LLC (the “Company”) as of December 31, 2011, and the related combined statements of operations, of changes in members’ deficit, and of cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of SMI Real Estate, LLC and SMI Operating Company, LLC at December 31, 2011, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/

PricewaterhouseCoopers LLP

September 23, 2013

Dallas, Texas

SMI Real Estate, LLC and SMI Operating Company, LLC

Combined Balance Sheet

December 31, 2011

Assets
Cash and cash equivalents	$563,553
Restricted cash	909,872
Accounts receivable, net	1,143,228
Accounts receivable – affiliated parties	82,679
Inventory	689,945
Prepaids and other assets, net	827,027
Property and equipment, net	53,786,980
Total assets	$58,003,284

Liabilities and Members’ Deficit
Accounts payable – affiliated parties	$721,244
Accounts payable – other	471,339
Accrued expenses and other liabilities	1,934,770
Advanced deposits	1,790,848
Note payable	55,000,000
Total liabilities	59,918,201

Members’ Deficit:
Crescent deficit	(1,303,561)
Fairmont deficit	(611,356)
Total Members’ deficit	(1,914,917)

Total liabilities and Members’ deficit	$58,003,284

The accompanying notes are an integral part of the combined financial statements.

SMI Real Estate, LLC and SMI Operating Company, LLC

Combined Statement of Operations

Year Ended December 31, 2011

Revenue:
Rooms	$16,798,975
Food and beverage	10,139,260
Spa and health club	5,121,916
Other departmental revenue	1,187,966
Total revenue	33,248,117

Operating costs:
Rooms	4,592,861
Food and beverage	8,495,521
Spa and health club	4,163,446
Other departmental expenses	906,518
Total operating costs	18,158,346

Other operating expenses:
Depreciation	5,473,640
Administrative and general	3,316,408
Sales and marketing	2,349,675
Property operations and maintenance	2,303,062
Management fees	913,860
Property taxes and insurance	971,695
Other expense	392,866
Total other operating expenses	15,721,206

Loss from operations	(631,435)

Interest expense	4,554,751

Net loss	$(5,186,186)

The accompanying notes are an integral part of the combined financial statements.

SMI Real Estate, LLC and SMI Operating Company, LLC

Combined Statement of Changes in Members’ Deficit

Year Ended December 31, 2011

	SMI Real Estate, LLC		SMI Operating Company, LLC

	Crescent	Fairmont	Crescent Partner	Fairmont	Total

Balance at December 31, 2010	$12,925,560	$2,870,875	$(10,032,658)	$(2,492,508)	$3,271,269

Net loss	(6,206,752)	(1,489,158)	2,010,289	499,435	(5,186,186)

Balance at December 31, 2011	$6,718,808	$1,381,717	$(8,022,369)	$(1,993,073)	$(1,914,917)

The accompanying notes are an integral part of the combined financial statements.

SMI Real Estate, LLC and SMI Operating Company, LLC

Combined Statement of Cash Flows

Year Ended December 31, 2011

Operating activities
Net loss	$(5,186,186)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,486,586
Bad debt expense	(17,993)
Changes in operating assets and liabilities:
Accounts receivable, net	(412,487)
Accounts receivable – affiliated parties	22,492
Inventory	(40,728)
Prepaids and other assets, net	(33,612)
Accounts payable – affiliated parties	152,467
Accounts payable – other	128,173
Accrued expenses and other liabilities	10,409
Advanced deposits	(183,160)
Net cash used in operating activities	(74,039)

Investing activities
Property and equipment additions	(1,950,758)
Increase in restricted cash	(146,466)
Net cash used in investing activities	(2,097,224)

Net decrease in cash and cash equivalents during the year	(2,171,263)
Cash and cash equivalents at beginning of the year	2,734,816
Cash and cash equivalents at end of the year	$563,553

Supplemental disclosures of cash flow information

Cash paid for interest	$4,541,804

Supplemental schedule of non-cash investing activities

Write-off of fully depreciated furniture, fixtures, and equipment	$1,364,273

The accompanying notes are an integral part of the combined financial statements.

SMI Real Estate, LLC and SMI Operating Company, LLC

Notes to Combined Financial Statements (continued)

1. Organization and Summary of Significant Accounting Policies

Organization and Nature of Business

The Fairmont Sonoma Mission Inn & Spa (the Hotel) is a 226-room, full-service luxury hotel and spa in Sonoma County, California. The historic portion of the Hotel opened for business in 1927, with additions and renovations occurring in 1987, 1997, 2004, 2010, and 2011. SMI Real Estate, LLC (SMI Real Estate), a Delaware limited liability company, was formed on July 15, 2002, to acquire, own, manage, operate, improve, finance, refinance, market, lease, sell, and otherwise deal with and dispose of the Hotel. Crescent Real Estate Equities Limited Partnership (Crescent), a Delaware limited partnership, and Sonoma Resort Holdings, LLC (Fairmont), a Delaware limited liability company, are members, with 80.65% and 19.35% ownership interests, respectively.

Effective September 1, 2002, SMI Real Estate entered into a Hotel Management Agreement (the Management Agreement) with Fairmont Hotels & Resorts, Inc. (the Operator) under which the Operator acts as the sole and exclusive operator and managing agent of the Hotel. The agreement extends through December 31, 2022, and includes the right to four extensions, each for a period of five consecutive fiscal years, at the option of the Operator assuming certain conditions as described in the agreement are met.

SMI Operating Company, LLC (SMI Operating), a Delaware limited liability company, was formed on July 15, 2002, to lease the Hotel and arrange for the management of the Hotel. Crescent Hospitality, Inc. (Crescent Partner) and Fairmont are members of SMI Operating, with 80.10% and 19.90% ownership interests, respectively. On September 1, 2002, SMI Operating assumed the obligations of SMI Real Estate under the Hotel Management Agreement and entered into a Lease Agreement with SMI Real Estate, which expired August 31, 2010. Two forbearance agreements, each with a one year term, have been executed requiring base rent in defined amounts. The current forbearance agreement expired August 31, 2012.

SMI Real Estate and SMI Operating are collectively referred to as the Company. Crescent, Crescent Partner, and Fairmont are collectively referred to as the Members.

SMI Real Estate, LLC and SMI Operating Company, LLC

Notes to Combined Financial Statements (continued)

1. Organization and Summary of Significant Accounting Policies (continued)

Principles of Combination

An evaluation was performed to determine if SMI Operating constitutes a Variable Interest Entity (VIE).  SMI Real Estate is required to consolidate a VIE if it has: (i) the power to direct the VIE’s activities that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE (the “primary beneficiary”). Such determination requires significant judgments and assumptions including the assessment of decisions that most significantly impact the economic performance of an entity and the ability to exercise control, as well as the quantitative and qualitative assumptions regarding the performance of an entity and the ability to participate in the entities’ economics. We assess the primary beneficiary on an ongoing basis.

SMI Operating has been determined to be a VIE due to the design of the entity and its contractual obligations resulting in the entity being funded with an insufficient amount of equity. SMI Real Estate, however, is not the primary beneficiary due to lack of control.

As a result of the common control of SMI Real Estate through Crescent and SMI Operating through Crescent Partner, the financial statements are presented on a combined basis reflecting the combined assets, liabilities, and equity of both entities. All significant intercompany transactions and balances have been eliminated.

Assets Measured at Fair Value on a Non-Recurring Basis

The Company has no assets or liabilities which are measured at fair value on a recurring basis. Property and equipment, net is measured at fair value on a non-recurring basis to the extent that impairment losses have been recorded.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosure of contingent amounts in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents represent cash with original maturities of three months or less when purchased.

SMI Real Estate, LLC and SMI Operating Company, LLC

Notes to Combined Financial Statements (continued)

1. Organization and Summary of Significant Accounting Policies (continued)

Restricted Cash

A reserve account is maintained in accordance with the Hotel Management Agreement for replacement of furniture, fixtures, and equipment. The furniture, fixtures, and equipment reserve is funded with deposits equal to 4% of total revenues. This reserve account is included in the restricted cash line in the accompanying combined balance sheet.

Additionally, our lender requires reserves to be deposited into bank accounts controlled by the lender. Funds from these accounts are held for payment of property taxes and interest payments on the loan.

Inventory

Food, beverage and gift shop inventory is accounted for using the first-in, first-out method and is stated at the lower of cost or market. Purchases of china, glassware, silver, linen, and uniforms (soft goods) are generally expensed when purchased. A limited amount of new, unopened soft goods may be included in inventory from time to time.

Prepaids and Other Assets, Net

Prepaid expenses and other assets consist of insurance, contracts and licensing costs paid in advance. These items are amortized over the related term of the respective agreements.

Property and Equipment, Net

Property and equipment are recorded at cost, net of accumulated depreciation. Costs related to the improvement or renovations of the Hotel are capitalized if they extend the life of the property.

Repairs and maintenance that do not increase the useful lives of the related assets are charged to expense as incurred. When indicators of impairment are present, property and equipment is evaluated for impairment and losses are recorded when undiscounted cash flows estimated to be generated by an asset are less than the asset’s carrying amount. The amount of the impairment loss is calculated as the excess of the asset’s carrying value over its fair value, which is determined using a discounted cash flow analysis or market comparisons. No impairment losses have been recorded to date.

SMI Real Estate, LLC and SMI Operating Company, LLC

Notes to Combined Financial Statements (continued)

1. Organization and Summary of Significant Accounting Policies (continued)

Depreciation of property and equipment is computed under the straight-line method over the estimated useful lives of the respective assets as follows:

Building	34 years
Building improvements	10-15 years
Furniture, fixtures, and equipment	5 years

Deferred Loan Costs, Net

Deferred loan costs are amortized to interest expense over the life of the loan using the effective interest rate method.

Advanced Deposits

Advanced deposits consist of unredeemed gift certificates as well as room rentals and fees received for future customer reservations. Advanced deposits are recognized as revenue as rooms are occupied and services are rendered and/or gift certificates are redeemed at the Hotel.

Revenue

Revenue is generated primarily from hotel operations, including room, food, beverage, spa, and other hotel revenues, such as long-distance telephone service and gift shop revenue.  Revenue is recognized when the related services are delivered and collection is reasonably assured. All revenue is presented net of applicable state and local taxes.

Advertising Costs

Advertising costs are expensed as incurred. For the year ended December 31, 2011, the Company incurred advertising costs of $176,920, which are included in sales and marketing expense in the accompanying combined statement of operations.

Income Taxes

No provision for income taxes is included in the accompanying combined financial statements as each member is individually responsible for reporting its respective share of taxable income or loss.

We recognize the impact of tax return positions that are more likely than not to be sustained upon audit. Significant judgment is required to evaluate uncertain tax positions. The evaluation

SMI Real Estate, LLC and SMI Operating Company, LLC

Notes to Combined Financial Statements (continued)

1. Organization and Summary of Significant Accounting Policies (continued)

of uncertain tax positions is based upon a number of factors, including changes in facts or circumstances, changes in tax law, correspondence with tax authorities during the course of audits and effective settlement of audit issues. Changes in the recognition or measurement of uncertain tax positions could result in material increases or decreases in income tax expense in the period in which the change is made. As of December 31, 2011, the Company has no liability for uncertain tax positions and does not anticipate any significant changes to unrecognized tax benefits over the next year.

If applicable, we recognize interest expense related to unrecognized tax benefits in the interest expense and penalties in the other expense line items in the accompanying combined statement of operations.  No interest expense related to unrecognized tax benefits is included in the accompanying combined statement of operations for the year ended December 31, 2011, as the impact of our tax return positions taken has not impacted our required tax payments to the taxing authority. We have not recorded an accrual for the future payment of interest as of December 31, 2011.

The Company is not currently under examination by a U.S. federal, state or local taxing authority.  Under statutes of limitations, we remain subject to U.S. federal, state and local income tax examinations by tax authorities for years 2008 through 2010.

2. Liquidity Considerations

As discussed in Note 9, the non-recourse loan in the amount of $55,000,000 for which the Hotel serves as collateral matured in February 2011 and as a result, the Company was in default of the terms of the loan as of December 31, 2011.  In January 2012, Crescent purchased the loan from Bank of America N.A. assuming the lender responsibilities with the Company under the existing default loan terms. The Hotel was sold on March 9, 2012 and the debt obligation to Crescent was satisfied using the proceeds from the sale.  Subsequent to the sale of the Hotel, the Company satisfied its remaining liabilities, made final distributions to the Members and the Company was dissolved on June 28, 2013.

3. Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash deposits and accounts receivable. As of December 31, 2011, the Company had certain interest bearing cash demand deposit accounts that exceeded federal depository insurance limits. The Company has not experienced any losses in such accounts.  Concentration of credit risk with accounts receivable is limited due to the large number of customers comprising the Company’s customer base.

SMI Real Estate, LLC and SMI Operating Company, LLC

Notes to Combined Financial Statements (continued)

4. Accounts Receivable

Accounts receivable are comprised primarily of amounts due from guests of the Hotel.  Accounts receivable are monitored on a monthly basis and an allowance for doubtful accounts is calculated as a percentage of total receivables based on the Operator’s historical experience. As of December 31, 2011, the allowance for doubtful accounts totaled $12,699.

For the year ended December 31, 2011, bad debt expense is a credit of $17,993 due to reversal of prior year expense and is included in administrative and general in the accompanying combined statement of operations.  If the assumptions regarding the collectability of accounts receivable prove incorrect, the Company could experience write-offs in excess of its allowance for doubtful accounts, which would result in a decrease in net income.

5. Inventory

A summary of inventory as of December 31, 2011, is as follows:

Food and beverage	$364,509
Supplies and other	325,436
$689,945

6. Prepaids and Other Assets, Net

A summary of prepaids and other assets, net as of December 31, 2011, is as follows:

Prepaid insurance	$278,645
Prepaid worker’s compensation	72,905
Other assets and prepaid expenses	475,477
$827,027

7. Property and Equipment, Net

A summary of property and equipment, net as of December 31, 2011, is as follows:

Buildings	$46,482,873
Building improvements	38,380,472
Furniture, fixtures, and equipment	2,944,742
Land	9,998,841
97,806,928
Less accumulated depreciation	(44,019,948)
$53,786,980

SMI Real Estate, LLC and SMI Operating Company, LLC

Notes to Combined Financial Statements (continued)

8. Accrued Expenses

A summary of accrued expenses and other liabilities as of December 31, 2011, is as follows:

Payroll costs and benefits	$928,853
Retail sales tax	484,600
Utilities	112,531
Other	408,786
$1,934,770

9. Note Payable

In January 2006, the Company entered into a $55,000,000 non-recourse loan with Bank of America N.A. and paid off previously existing member loans. The loan bears interest at a fixed rate of 5.3995% with an interest-only term until maturity in February 2011 and is collateralized by the Hotel.  As of February 2011, the Company was paying interest at the default rate of 8.3995%. For the year ended December 31, 2011, amortization for loan fees totaled $12,946 and is included in the interest expense line in the accompanying combined statement of operations. Crescent purchased the note from Bank of America N.A. in January 2012 and has assumed lender responsibilities with the Company. (See Note 2, Liquidity Considerations.)

The loan agreement requires the maintenance of a certain net operating income (NOI) threshold, as defined in the loan agreement.  The Company did not meet this threshold for the second quarter of 2010; however, this is not considered an event of default per the loan agreement.  As a result, reserves are required to be held for property taxes and interest payments on the loan (See Restricted Cash section in Note 1, Organization and Summary of Significant Accounting Policies) until the Company achieves a certain NOI threshold for a twelve-month trailing period.  As of December 31, 2011, this NOI threshold had not been met.

10. Members’ Equity

Distributions

Net cash flow is distributed from time to time when available, but no less frequently than quarterly if it is available, in the order of priority detailed in the operating agreements of the Company. No distributions were paid to the Members during the year ended December 31, 2011.

Contributions

The Members are required to make additional capital contributions to the Company in amounts equal to their percentage interests, if they are needed to fund operations or property

SMI Real Estate, LLC and SMI Operating Company, LLC

Notes to Combined Financial Statements (continued)

10. Members’ Equity (continued)

improvements.  Capital contributions were not required from the Members for the year ended December 31, 2011.

Allocation of Net Income and Losses

Profits and losses are allocated to members in accordance with the distribution provisions of the operating agreement of the Company.

Non-Sale Termination

Upon a non-sale termination of the Management Agreement between SMI Real Estate and the Operator, Fairmont shall have an option to require SMI Real Estate to acquire Fairmont’s interest in SMI Real Estate at fair value pursuant to the Agreement. No such event occurred during the year ended December 31, 2011.

11. Related Party Transactions

The Management Agreement provides for a basic management fee equal to 2.75% of total revenues payable monthly to an affiliate of Fairmont. In addition, there is a provision for an annual incentive fee calculated based on Adjusted Owner’s Invested Capital and Target Owner’s Return (ANOI), as defined in the Management Agreement.

The Management Agreement provides for a centralized services fee equal to 1.5% of total revenues payable monthly to an affiliate of Fairmont.  For the year ended December 31, 2011, the centralized services fees totaled $498,486 and were included in the Sales and Marketing line in the accompanying combined income statement.

For the year ended December 31, 2011, basic management fees totaled $913,860. As of December 31, 2011, $72,970 for basic management fees and $143,219 for various services were included in the accounts payable – affiliated parties line in the accompanying combined balance sheet. For the year ended December 31, 2011, no incentive management fee is due to the Operator.

The Hotel entered into an agreement with Sonoma Golf Club, LLC (Sonoma Golf), a related party through Crescent common ownership, whereby the Hotel guests have access to the golf course and other amenities of Sonoma Golf. The Hotel receives payment from the guests and reimburses Sonoma Golf at agreed-upon rates. For the year ended December 31, 2011, reimbursements due to Sonoma Golf of $7,662 were included in the accounts payable – affiliated parties line in the accompanying combined balance sheet. Additionally, Sonoma Golf utilizes various Hotel services.  As of December 31, 2011, receivables due from Sonoma Golf totaled to

SMI Real Estate, LLC and SMI Operating Company, LLC

Notes to Combined Financial Statements (continued)

11. Related Party Transactions (continued)

$27,244 - which was included in the Accounts receivable – affiliated parties line in the accompanying combined balance sheet.

From time to time the Hotel has activity with Crescent and Fairmont that results in accounts receivable and payable to related parties.  As of December 31, 2011, accounts receivable from Fairmont of $55,435 was included in the accounts receivable – affiliated parties line in the accompanying combined balance sheet. In addition, as of December 31, 2011, the Hotel owed Crescent $497,393, primarily for reimbursement of property insurance and legal expenses.  This amount was included in the Accounts payable – affiliated parties line in the accompanying combined balance sheet.

12.  Commitments and Contingencies

Capital Expenditures

In late 2011, the Operator began work to renovate 30 Mission suites and one specialty suite, with an anticipated total cost of approximately $1,220,000, of which approximately $518,260 is under contract with a third party.  Approximately $363,000 has been incurred as of December 31, 2011 and is included in building improvements, a component in the Property and equipment, net line item in the accompanying combined balance sheet.

General Legal Contingency

The Company is subject to legal proceedings and claims that arise in the normal course of business. As of December 31, 2011, management is not aware of any asserted or pending litigation or claims against the Company that it expects to have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

13.  Subsequent Events

The Company evaluated its combined financial statements for the subsequent events through September 23, 2013, the date the combined financial statements were available to be issued.

On March 9, 2012, SMI Real Estate completed the sale of the Hotel to Sonoma Resort Holdings II, LLC, which is an affiliate of Fairmont, the 19.90% owner, for $88 million. The sale proceeds were used to pay off the non-recourse loan with the remainder of the proceeds being distributed to the Members.

On April 9, 2013, the Company made its final distribution to the Members in the amount $216,953 and the Company was legally dissolved on June 28, 2013.